Exhibit 99.1

RealD Inc. Reports Financial Results for Third Quarter of Fiscal 2013

LOS ANGELES (February 6, 2013) - RealD Inc. (NYSE: RLD), a leading global licensor of 3D technologies, today announced financial results for its third quarter of fiscal 2013 ended December 31, 2012.

“2D films generated an outsized share of global box office receipts during our third fiscal quarter, which limited our financial results for the quarter,” said Michael V. Lewis, Chairman and Chief Executive Officer of RealD.  “Importantly, our continuing focus on growth initiatives in international markets recently led to two major exhibitor contracts in Russia, one of the highest grossing countries for 3D box office receipts.  We announced today that Russian exhibitors Karo Film and Kinomax will equip up to a combined 300 RealD systems across their circuits, providing the industry’s brightest 3D presentation to their moviegoing customers.”

“Our repurchase of 2.3 million shares of common stock during the quarter and the recent expansion of our stock repurchase program underscore our confidence in RealD’s future growth opportunities,” Lewis added.

Third Quarter Fiscal 2013 Financial Highlights

Financial results for the third quarter of fiscal 2013 benefited from RealD’s previously announced change in quarterly reporting periods, which added 10 extra days to the quarter ended December 31, 2012 when compared to the third quarter of fiscal 2012 ended December 23, 2011.

•                  Total revenue was $46.9 million, comprised of license revenue of $30.3 million and product and other revenue of $16.6 million.   For the third quarter of fiscal 2012, total revenue was $49.0 million, comprised of license revenue of $28.5 million and product and other revenue of $20.6 million.

•                  GAAP net loss attributable to common stockholders was $4.2 million, or $0.08 per share, compared to GAAP net income attributable to common stockholders of $2.8 million, or $0.05 per diluted share, for the third quarter of fiscal 2012.  The third quarter of fiscal 2012 included a tax benefit of $2.2 million.

•                  Adjusted EBITDA was $12.5 million, compared to $16.2 million in the third quarter of fiscal 2012.

•                  Adjusted EBITDA is defined within the section of this press release entitled “Use of Non-GAAP Financial Measures,” which includes a reconciliation to its most comparable GAAP measure, net income (loss).

Nine-Month Fiscal 2013 Financial Highlights

•                  Total revenue was $170.1 million, comprised of license revenue of $106.5 million and product and other revenue of $63.6 million.  For the nine months ended December 23, 2011, total revenue was $196.6 million, comprised of license revenue of $116.1 million and product and other revenue of $80.4 million.

•                  GAAP net loss attributable to common stockholders was $5.4 million, or $0.10 per share, compared to GAAP net income of $31.3 million, or $0.55 per diluted share, for the nine months ended December 23, 2011.

•                  Adjusted EBITDA was $49.4 million, compared to $86.6 million for the nine months ended December 23, 2011.

Cash Flows, Stock Repurchases and Balance Sheet Highlights

•                  For the nine months ended December 31, 2012, cash flows from operating activities were $63.0 million and total capital expenditures were $24.4 million, resulting in free cash flow of $38.5 million.

•                  Free cash flow is defined within the section of this press release entitled “Use of Non-GAAP Financial Measures,” which includes a reconciliation to its most comparable GAAP measure, net cash provided by operating activities.

•                  During the quarter, the Company repurchased approximately 2,262,000 shares of common stock for $21.5 million, representing an average cost of $9.52 per share.

•                  Since the inception of the stock repurchase program in April 2012 through December 31, 2012, the Company has repurchased approximately 4,822,000 shares of common stock.  As of December 31, 2012, $27.2 million remained available under the $75 million stock repurchase authorization.

•                  Cash and cash equivalents were $27.7 million and total debt was $35.0 million as of December 31, 2012.  The increase of $22.5 million in total debt from September 21, 2012 primarily funded stock repurchases during the quarter.

Key Metrics

•                  Estimated box office generated on RealD-enabled screens(1) for the third quarter of fiscal 2013 was $643 million ($299 million domestic, $344 million international).   In the third quarter of fiscal 2012, estimated box office generated on RealD-enabled screens was $532 million ($256 million domestic, $276 million international).

•                  The percentage of RealD box office generated from animation and family genre films (which have lower average ticket prices) decreased compared to the third quarter of fiscal 2012, when animation and family films dominated the holiday film slate.

•                  Nine 3D films were released in the third quarter of fiscal 2013 compared to eight 3D films in the third quarter of fiscal 2012.

•                  International markets generated 59% of license revenue and 34% of product and other revenue in the third quarter of fiscal 2013.

•                  As of December 31, 2012, the Company had deployed approximately 22,200 RealD-enabled screens, an increase of 13% from approximately 19,700 screens as of December 23, 2011, and an increase of 700 screens (300 domestic, 400 international), or 3%, from approximately 21,500 screens as of September 21, 2012.

•                  As of December 31, 2012, the Company had approximately 12,600 domestic screens at approximately 2,800 domestic theater locations and approximately 9,600 international screens at approximately 2,700 international theater locations.

(1)         Estimated domestic box office on RealD-enabled screens represents the estimated 3D box office generated on RealD-enabled domestic screens. Estimated international box office on RealD-enabled international screens is the estimated 3D box office generated on RealD-enabled international screens.  RealD’s estimates of box office on RealD-enabled screens rely on box office tracking data.  International box office reflects RealD’s estimates of international box office generated on RealD-enabled screens in 20 foreign countries where box office tracking is available.  RealD estimates these countries represent approximately 85% of RealD’s international license revenues.

Planned Changes to Definition of Adjusted EBITDA, a Non-GAAP Measure

Beginning in the first quarter of fiscal 2014 that ends on June 30, 2013, RealD intends to modify its definition of Adjusted EBITDA for financial reporting purposes to align with the Adjusted EBITDA definition under the expanded credit facility entered into on April 19, 2012. The Adjusted EBITDA definition under RealD’s credit facility does not add back sales and use tax and property tax as part of the calculation.  Beginning in fiscal 2014, RealD will no longer add back sales and use tax and property tax to calculate Adjusted EBITDA for financial reporting purposes.

3D Theatrical Release Schedule for Fourth Quarter of Fiscal 2013 and First Three Quarters of Fiscal 2014

(As of February 6, 2013 — Domestic)

Fiscal Q4 2013	Film	Domestic Release Date
(ending 3/31/13)	The Texas Chainsaw Massacre 3D	1/4/2013
	Hansel and Gretel: Witch Hunters	1/25/2013
	Escape from Planet Earth	2/14/2013
	Jack the Giant Slayer	3/1/2013
	Oz: The Great and Powerful	3/8/2013
	The Croods	3/22/2013
	GI Joe: Retaliation	3/28/2013

Fiscal Q1 2014	Film	Domestic Release Date
(ending 6/30/13)	Jurassic Park (re-release)	4/5/2013
	Iron Man 3	5/3/2013
	The Great Gatsby	5/10/2013
	Star Trek into Darkness	5/17/2013
	EPIC	5/24/2013
	Man of Steel	6/14/2013
	World War Z	6/21/2013
	Monsters University	6/21/2013

Fiscal Q2 2014	Film	Domestic Release Date
(ending 9/30/13)	Despicable Me 2	7/3/2013
	Pacific Rim	7/12/2013
	Turbo	7/19/2013
	The Wolverine	7/26/2013
	The Smurfs 2	7/31/2013
	300: Rise of an Empire	8/2/2013
	Metallica: Through the Never	8/9/2013
	Percy Jackson: Sea of Monsters	8/16/2013
	One Direction Concert Movie	8/30/2013
	Battle of the Year: The Dream Team	9/13/2013
	Cloudy With a Chance of Meatballs 2	9/27/2013

Fiscal Q3 2014	Film	Domestic Release Date
(ending 12/31/13)	Sin City: A Dame to Die For	10/4/2013
	Gravity	10/4/2013
	The Seventh Son	10/18/2013
	Thor: The Dark World	11/8/2013
	Frozen	11/27/2013
	Postman Pat: The Movie — You Know You Are the One	11/27/2013
	The Hobbit 2: The Desolation of Smaug	12/13/2013
	Walking With Dinosaurs	12/20/2013
	47 Ronin	12/25/2013

Sources: Rentrak and imdb.com.

Conference Call Information

Members of RealD management will host a conference call to discuss the Company’s financial results for the third quarter of fiscal 2013, beginning at 4:30 pm ET (1:30 pm PT), today, February 6, 2013.  To access the call via telephone, interested parties should dial (877) 407-0789 (U.S.) or (201) 689-8562. (International) ten minutes prior to the start time and use conference ID 408060.

The conference call will also be broadcast live over the Internet, hosted at the Investor Relations section of the Company’s website at www.reald.com.  An archived replay of the call will be available via webcast at www.reald.com or by dialing (877) 870-5176, or (858) 384-5517 for international callers. The conference ID for the telephone replay is 408060.

Cautionary Note on Forward-Looking Statements

This press release includes forward-looking information and statements, including but not limited to: statements concerning anticipated future financial and operating performance; RealD’s ability to continue to derive substantial revenue from the licensing of RealD’s 3D technologies for use in the motion picture industry, as well as RealD’s relationships with consumer electronics manufacturers and its ability to generate substantial revenue from the licensing of RealD’s 3D technologies for use in the 3D consumer electronics market; 3D motion picture releases and conversions scheduled for the fourth quarter of fiscal 2013 ending March 31, 2013 and the first, second and third quarters of fiscal 2014 ending March 31, 2014, their commercial success and consumer preferences; our ability to increase the number of RealD-enabled screens in domestic and international markets and market share; our ability to supply our solutions to our customers on a timely basis; RealD’s relationships with its exhibitor and studio partners and the business model for 3D eyewear in North America; the progress, timing and amount of expenses associated with RealD’s research and development activities; market and industry trends, including growth in 3D content; RealD’s projected operating results; and competitive pressures in domestic and international markets. These statements are based on our management’s current expectations and beliefs, as well as a number of assumptions concerning future events. Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside management’s control that could cause actual results to differ materially from the results discussed in the forward-looking statements.  The Company’s Annual Report on Form 10-K for the twelve months ended March 23, 2012, the Company’s Quarterly Report on Form 10-Q for the second fiscal quarter ended September 21, 2012 and other documents filed with the SEC include a more detailed discussion of the risks and uncertainties that may cause actual results to differ materially from the results discussed in the forward-looking statements.

RealD undertakes no obligation to update publicly the information contained in this press release, or any forward-looking statements, to reflect new information, events or circumstances after the date they were made, or to reflect the occurrence of unanticipated events.

Use of Non-GAAP Financial Measures

To supplement RealD’s financial statements presented on a GAAP basis, RealD provides Adjusted EBITDA and free cash flow as supplemental measures of its performance.   The Company defines Adjusted EBITDA as net income (loss), plus net interest expense, income and other taxes, and depreciation and amortization, as further adjusted to eliminate the impact of share based compensation expense, exhibitor option expense and certain other items not considered by RealD management to be indicative of the company’s core operating performance.  The Company defines free cash flow as net cash provided by operating activities less total capital expenditures in a given period (e.g. purchases of cinema systems and property and equipment on a combined basis).

RealD presents Adjusted EBITDA in reporting its financial results to provide investors with additional tools to evaluate RealD’s operating results in a manner that focuses on what RealD’s management believes to be its ongoing business operations.  RealD presents free cash flow to provide investors a metric for our capacity to generate cash from our operating and investing activities to sustain our operating activities.  RealD’s management does not itself, nor does it suggest that investors should, consider any such Non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.  Adjusted EBITDA and free cash flow are used by management for planning purposes, including: the preparation of internal budgets, forecasts and strategic plans; in analyzing the effectiveness of business strategies; to evaluate potential acquisitions; in making compensation decisions; and in communications with its Board of Directors concerning financial performance. Because not all companies use identical calculations, the Company’s presentation of Adjusted EBITDA and free cash flow may not be comparable to similarly titled measures of other companies.  Adjusted EBITDA is not intended to be a measure of free cash flow for management’s discretionary use, as it does not consider certain cash requirements such as tax and debt service payments.  Adjusted EBITDA also differs from the amounts calculated under the similarly titled definition in our credit agreement, which is further adjusted to reflect certain other cash and non-cash charges and is used to determine compliance with financial covenants and the Company’s ability to engage in certain activities, such as incurring additional debt and making certain restricted payments.

About RealD Inc.

RealD is a leading global licensor of 3D technologies. RealD’s extensive intellectual property portfolio is used in applications that enable a premium 3D viewing experience in the theater, the home and elsewhere. RealD licenses its RealD Cinema Systems to motion picture exhibitors that show 3D motion pictures and alternative 3D content. RealD also provides its RealD Display, active and passive eyewear, and RealD Format technologies to consumer electronics manufacturers and content producers and distributors to enable the delivery and viewing of 3D content.  RealD’s cutting-edge technologies have been used for applications such as piloting the Mars Rover.

RealD was founded in 2003 and has offices in Beverly Hills, California; Boulder, Colorado; London, United Kingdom; Shanghai, China; Hong Kong; Tokyo, Japan; and Moscow, Russia.  For more information, please visit our website at www.reald.com.

© 2013 RealD Inc.  All Rights Reserved.

Investor Contact:

Erik Randerson, CFA

424-702-4317

eranderson@reald.com

Media Contact:

Rick Heineman

310-339-9347

rheineman@reald.com

RealD Inc.

Consolidated Statements of Operations

 (In thousands, except per share amounts)

(Unaudited)

	Three months ended		Nine months ended
	December 31,	December 23,	December 31,	December 23,
	2012	2011	2012	2011

Revenue:
License	$30,334	$28,454	$106,499	$116,146
Product and other	16,605	20,572	63,604	80,435
Total revenue	46,939	49,026	170,103	196,581
Cost of revenue:
License	10,523	9,202	34,819	30,321
Product and other	15,497	15,870	65,366	64,465
Total cost of revenue	26,020	25,072	100,185	94,786
Gross profit	20,919	23,954	69,918	101,795
Operating expenses:
Research and development	5,376	4,336	14,866	12,736
Selling and marketing	6,053	6,564	18,872	20,259
General and administrative	12,346	11,513	35,797	29,735
Total operating expenses	23,775	22,413	69,535	62,730
Operating income (loss)	(2,856)	1,541	383	39,065
Interest expense, net	(426)	(227)	(1,027)	(710)
Other income (loss)	(183)	(792)	(557)	157
Income (loss) before income taxes	(3,465)	522	(1,201)	38,512
Income tax expense (benefit)	694	(2,241)	4,242	7,170
Net income (loss)	(4,159)	2,763	(5,443)	31,342
Net (income) loss attributable to noncontrolling interest	(1)	70	89	(9)
Net income (loss) attributable to RealD Inc. common stockholders	$(4,160)	$2,833	$(5,354)	$31,333

Earnings (loss) per common share:
Basic	$(0.08)	$0.05	$(0.10)	$0.58
Diluted	$(0.08)	$0.05	$(0.10)	$0.55

Shares used in computing earnings (loss) per common share:
Basic	51,062	54,524	53,157	54,274
Diluted	51,062	56,385	53,157	56,985

RealD Inc.

Consolidated Balance Sheets

(In thousands)

	December 31,	March 23,
	2012	2012
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$27,667	$24,894
Accounts receivable, net	50,375	59,212
Inventories	14,105	40,577
Deferred costs — eyewear	351	932
Prepaid expenses and other current assets	5,392	2,630
Total current assets	97,890	128,245
Property and equipment, net	21,183	12,713
Cinema systems, net	129,954	141,024
Digital projectors, net-held for sale	971	1,078
Goodwill	10,657	10,657
Other intangibles, net	1,620	1,746
Deferred income taxes	3,049	3,049
Other assets	5,101	3,663
Total assets	$270,425	$302,175

Liabilities and equity
Current liabilities:
Accounts payable	$17,046	$22,617
Accrued expenses and other liabilities	30,570	28,870
Deferred revenue	9,218	7,201
Income taxes payable	945	1,121
Deferred income taxes	3,100	3,149
Total current liabilities	60,879	62,958
Credit facility agreement	35,000	25,000
Deferred revenue, net of current portion	11,038	13,920
Other long-term liabilities, customer deposits and virtual print fee liability	4,458	2,691

Commitments and contingencies

Equity (deficit)
Common stock	325,540	309,894
Accumulated deficit	(165,824)	(112,711)
Total RealD Inc. stockholders’ equity	159,716	197,183
Noncontrolling interest	(666)	423
Total equity	159,050	197,606

Total liabilities and equity	$270,425	$302,175

RealD Inc.

Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Nine months ended
	December 31,	December 23,
	2012	2011
Cash flows from operating activities
Net income (loss)	$(5,443)	$31,342
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	24,130	20,558
Deferred income tax	(49)	(179)
Non-cash interest expense	342	133
Non-cash stock compensation	13,965	11,718
Gain on sale of digital projectors	—	(1,156)
Loss on disposal of property and equipment	44	434
Impairment of long-lived assets and related purchase commitments	6,581	9,024
Changes in operating assets and liabilities:
Accounts receivable	6,361	6,661
Inventories	26,465	8,951
Prepaid expenses and other current assets	(2,372)	(306)
Deferred costs - eyewear	581	(524)
Other assets	(661)	(3,458)
Accounts payable	(5,595)	(32,904)
Accrued expenses and other liabilities	(2,092)	(12,794)
Other long-term liabilities, customer deposits and virtual print fee liability	1,767	1,700
Income taxes receivable/payable	(176)	4,024
Deferred revenue	(865)	(6,269)
Net cash provided by operating activities	62,983	36,955

Cash flows from investing activities
Purchases of property and equipment	(11,665)	(5,545)
Purchases of cinema systems and related components	(12,774)	(46,656)
Proceeds from sale of digital projectors	2,474	3,999
Net cash used in investing activities	(21,965)	(48,202)

Cash flows from financing activities
Repayments of long-term debt	—	(2,311)
Proceeds from credit facility	47,500	30,000
Repayments on credit facility	(37,500)	(5,000)
Payments of debt issuance costs	(1,167)	—
Proceeds from exercise of stock options	1,070	528
Proceeds from employee stock purchase plan	611	—
Proceeds from exercise of warrants	—	271
Proceeds from exercise of motion picture exhibitor options	—	3
Purchases of treasury stock	(47,759)	—
Distributions to noncontrolling interests	(1,000)	—
Net cash (used) provided by financing activities	(38,245)	23,491
Net increase in cash and cash equivalents	2,773	12,244
Cash and cash equivalents, beginning of period	24,894	16,936
Cash and cash equivalents, end of period	$27,667	$29,180

RealD Inc.

Schedule of Non-GAAP Reconciliations

(In thousands)

(Unaudited)

Reconciliation of Net Income (Loss) to Adjusted EBITDA

	Three months ended		Nine months ended
	December 31,	December 23,	December 31,	December 23,
(in thousands)	2012	2011	2012	2011

Net income (loss)	$(4,159)	$2,763	$(5,443)	$31,342
Add (deduct):
Interest expense, net	426	227	1,027	710
Income tax expense (benefit)	694	(2,241)	4,242	7,170
Depreciation and amortization	8,194	7,406	24,130	20,558
Other (income) loss (1)	183	792	557	(157)
Share-based compensation expense (2)	4,871	4,086	13,965	11,718
Impairment of assets and intangibles (3)	680	1,196	6,581	9,024
Sales and use tax (4)	1,008	1,569	3,170	5,076
Property tax (5)	580	367	1,191	1,133
Adjusted EBITDA	$12,477	$16,165	$49,420	$86,574

(1)         Includes gains and losses from foreign currency exchange and foreign currency forward contracts.

(2)         Represents share-based compensation expense of nonstatutory and incentive stock options and restricted stock units and employee stock purchase plan to employees, officers and directors.

(3)         Represents impairment of long-lived assets, such as fixed assets, theatrical equipment and related purchase commitments and identifiable intangibles.

(4)         Represents taxes incurred by us for cinema license and product revenue.

(5)         Represents property taxes on RealD Cinema Systems and digital projectors.

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow

	Nine months ended
	December 31,	December 23,
(in thousands)	2012	2011

Net cash provided by operating activities	$62,983	$36,955
Purchases of property and equipment	(11,665)	(5,545)
Purchases of cinema systems and related components	(12,774)	(46,656)
Free cash flow	$38,544	$(15,246)